                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

                     NAME                                  JURISDICTION OF ORGANIZATION
                     ----                                  ----------------------------
               Caminus Limited                                     United Kingdom
        (subsidiary of the Registrant)

               DC Systems, Inc.                                        Texas
        (subsidiary of the Registrant)

            Caminus Energy Limited                                 United Kingdom
       (subsidiary of Caminus Limited)

           Zai*Net Software Limited                                United Kingdom
       (subsidiary of Caminus Limited)

         Caminus Consultants Limited                               United Kingdom
       (subsidiary of Caminus Limited)

           DCS Gas*Net Corporation                                      Texas
       (subsidiary of DC Systems, Inc.)

         Caminus/DC Acquisition Corp.                                 Delaware
        (subsidiary of the Registrant)

         Caminus (Canada) Corporation                                  Canada

        Altra Software Services, Inc.                                 Delaware
        (subsidiary of the Registrant)

      Altra Transaction Management Corp.                              Delaware
(subsidiary of Altra Software Services, Inc.)

  Altra Canada Transaction Management Corp.                            Canada
(subsidiary of Altra Software Services, Inc.)

          Unified Information, Inc.                                  Washington
(subsidiary of Altra Software Services, Inc.)